UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2017

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices)

(617) 466-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 27, 2017, Keryx Biopharmaceuticals, Inc. (“Keryx”) announced its intention to offer and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $75.0 million (the “Shares”), from time to time, through an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) will act as sales agent for the Shares pursuant to that certain Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), dated November 9, 2016. Such aggregate value of the Shares is in addition to the $75.0 million of shares of Keryx’s common stock previously sold pursuant to the Sales Agreement discussed below.

Keryx is not obligated to sell any of the Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of The NASDAQ Capital Market to sell the Shares from time to time based upon Keryx’s instructions, including any price, time or size limits specified by Keryx. Cantor Fitzgerald’s obligations to sell the Shares under the Sales Agreement are subject to satisfaction of certain conditions set forth in the Sales Agreement. Cantor Fitzgerald is entitled to a commission of up to 3.0% of the aggregate gross proceeds from each sale of common stock under the Sales Agreement. Under the Sales Agreement, Keryx has agreed to provide Cantor Fitzgerald with customary indemnification and contribution rights and has also agreed to reimburse Cantor Fitzgerald for the reasonable and documented fees and expenses of its outside legal counsel, not to exceed $50,000 in the aggregate, in connection with the Sales Agreement.

The offering of the Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. Keryx and Cantor Fitzgerald may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (Registration No. 333-214513) (the “Registration Statement”), the base prospectus, dated December 6, 2016, filed as part of the Registration Statement, and a prospectus supplement, dated July 27, 2017, filed with the Securities and Exchange Commission on July 27, 2017 relating to the Shares. The Sales Agreement was filed as Exhibit 1.2 to the Registration Statement and is incorporated herein by reference.

Since December 6, 2016, Keryx issued and sold an aggregate of 11,574,320 shares of its common stock for aggregate net proceeds of $73.1 million pursuant to the Sales Agreement. These shares amount to the initial $75.0 million of shares issuable under the Sales Agreement pursuant to the sales agreement prospectus, dated December 6, 2016, included in the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the Shares, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements And Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)
Date: July 27, 2017

	By:	/s/ Brian Adams
Brian Adams
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).